Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 28, 2013 (except for Notes 1 and 2, as to which the date is August 14, 2013), with respect to the consolidated financial statements of EPE Acquisition, LLC included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-190979) and the related Prospectus of EP Energy Corporation for the registration of its common stock.

/s/ Ernst & Young LLP

Houston, Texas

October 11, 2013